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                                  EXHIBIT 10.5F

                  WILLIAMS-SONOMA, INC. EXECUTIVE DEFERRAL PLAN



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          EXHIBIT 10.5F: WILLIAMS-SONOMA, INC. EXECUTIVE DEFERRAL PLAN


                              WILLIAMS-SONOMA, INC.
                             EXECUTIVE DEFERRAL PLAN

                                TABLE OF CONTENTS


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
ARTICLE I             TITLE AND DEFINITIONS.................................................................   1


ARTICLE II            PARTICIPATION.........................................................................   5


ARTICLE III           DEFERRAL ELECTIONS....................................................................   6


ARTICLE IV            DEFERRAL ACCOUNT......................................................................   9


ARTICLE V             VESTING...............................................................................  10


ARTICLE VI            DISTRIBUTIONS.........................................................................  11


ARTICLE VII           ADMINISTRATION........................................................................  15


ARTICLE VIII          MISCELLANEOUS.........................................................................  18
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                              WILLIAMS-SONOMA, INC.
                             EXECUTIVE DEFERRAL PLAN

         WHEREAS, Williams-Sonoma, Inc. (the "Company") desires to establish a deferred compensation plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and bonuses, effective as of July 1, 1995; and

         WHEREAS, it is believed that the adoption of this plan providing for deferred compensation at the election of each executive will be in the best interests of the Company;

         NOW THEREFORE, it is hereby declared as follows:

                                    ARTICLE I
                              TITLE AND DEFINITIONS

1.1 -    Title.

         This Plan shall be known as the Williams-Sonoma, Inc. Executive Deferral Plan.

1.2 -    Definitions.

         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         "Account" shall mean a Participant's Deferral Account.

         "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the



Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payments shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is fully appointed and currently acting within 60 days after the date the amount becomes payable, payments shall be deposited with the court having jurisdiction over the estate of the minor.

         "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

         "Bonus" shall mean any incentive compensation payable to a Participant in addition to the Participant's Salary.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article VII.

         "Company" shall mean Williams-Sonoma, Inc., any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Williams-Sonoma, Inc. is a component member.

         "Compensation" shall mean the Salary and Bonus that the Participant is entitled to for services rendered to the Company.

         "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Salary that he or she elects to defer, (2) the portion of the Participant's Bonus that he or she elects to defer, and (3) interest pursuant to Section 4.1.

         "Distributable Amount" shall mean the amount credited to a Participant's Deferral Account.

         "Effective Date" shall mean July  1, 1995.

         "Eligible Employee" shall mean each member of a group of select management or highly compensated employees of the Company who is selected by the Board to participate in the Plan.

         "Fund" or "Funds" shall mean one or more of the mutual funds or contracts selected by the Committee pursuant to Section 3.2(b).

         "Initial Election Period" for an Eligible Employee shall mean the 30-day period following the later of June 1, 1995 or the Eligible Employee's date of hire.

         "Insurable Participant" shall mean a Participant who satisfies underwriting standards for the issuance of life insurance determined by the insurance company selected by the Company to provide the pre-distribution death benefit described in Article VII.

         "Interest Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month.

         "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1.

         "Payment Eligibility Date" shall mean the date specified by the Participant prior to the Effective Date or, if later, within 30 days of the date on which such person becomes a Participant, or if no date is so specified, the first day of the month following the calendar quarter in which a Participant terminates employment or dies.

         "Plan" shall mean the Williams-Sonoma, Inc. Executive Deferral Plan set forth herein, now in effect, or as amended from time to time.

         "Plan Year" shall mean the 12 consecutive month period beginning January 1, and ending December 31, except that the first Plan Year shall be a short year beginning July 1, 1995 and ending December 31, 1995.

         "Salary" shall mean the Participant's base pay.

                                   ARTICLE II
                                  PARTICIPATION

2.1 -    Participation.

         An Eligible Employee shall become a Participant in the Plan by electing to defer all or a portion of his or her Compensation in accordance with Section 3.1, by completing an application for the life insurance benefit described in
Article VII, and complying with various medical underwriting requirements of the insurance company.


                                   ARTICLE III

                               DEFERRAL ELECTIONS

3.1 -    Elections to Defer Compensation.

         (a) Initial Election Period. Each Eligible Employee may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

         (b) General Rule. Subject to the limitations set forth in paragraph (c) below, the amount of Compensation which an Eligible Employee may elect to defer is as follows:

                  (1)      Any percentage of Salary up to 50%; and/or
                  (2)      Any percentage or dollar amount of Bonus up to 100%;

provided, however, that no election shall be effective to reduce the Compensation paid to an Eligible Employee for a calendar year to an amount which is less than the Social Security Wage Base for such calendar year. Until an Eligible Employee (other than an Eligible Employee who has been determined not to be an Insurable Participant) completes an application for the death benefit described in Article VI, any deferral election made by the Eligible Employee pursuant to Section 3.1 hereof shall be void.

         (c) Minimum Deferrals. For each calendar year during which the Eligible Employee is a Participant, the minimum percentage which may be elected under paragraph (b)(1) of this Section 3.1 is 5%. This 5% minimum deferral for any calendar year may be reduced to a lessor percentage (but not below zero percent) if the Participant deferred any portion of his or her Bonus paid in the preceding calendar year. The amount of such reduction shall be the number of percentage points determined by (1) dividing the amount of the bonus deferred in such preceding calendar year by the amount of the Participant's annual Salary at the beginning of the calendar year to which the minimum deferral applies and (2) multiplying by 100.

         (d) Effect of Initial Election. An election to defer Compensation during an Initial Election Period shall be effective with respect to Salary earned during the first pay period beginning after the Initial Election and to the Bonus payable for the Company's fiscal year ending within the Plan Year in which the election is made.

         (e) Duration of Salary Deferral Election. Any Salary deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall remain in effect, notwithstanding any change in the Participant's Salary, until changed or terminated in accordance with the terms of this paragraph (e); provided, however, that such election shall terminate for any Plan Year for which the Participant is not an Eligible Employee. Subject to the minimum deferral requirement of Section 3.1(c) and the limitations of Section 3.1(b), a Participant may increase, decrease or terminate his or her Salary deferral election, effective for Salary earned during pay periods beginning after any January 1, by



filing a new election, in accordance with the terms of this Section 3.1, with the Committee on or before the preceding December 1.

         (f) Duration of Bonus Deferral Election. Any Bonus deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall be irrevocable and shall apply only to the Bonus payable with respect to services performed during the Plan Year for which the election is made. For each subsequent Plan Year, an Eligible Employee may make a new election, subject to the limitations set forth in this Section 3.1, to defer a percentage of his or her Bonus. Such election shall be on forms provided by the Committee and shall be made on or before the December 1 preceding the Plan Year for which the election is to apply. Notwithstanding anything in paragraphs (a), (d), (g) or this paragraph (f) of this Section 3.1 to the contrary, for the first Plan year only, an Eligible Employee may elect, no later than June 30, 1995, to defer any Bonus which is subsequently declared and paid for the Company's fiscal year ending on December 31, 1995.

         (g) Elections other than Elections during the Initial Election Period. Subject to the limitations of paragraph (c) above, any Eligible Employee who fails to elect to defer compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior Salary deferral election may elect to again defer Salary, by filing an election, on a form provided by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Salary and/or Bonus must be filed on or before December 1 and will be effective for Salary earned during pay periods beginning after the following January 1 and the Bonus paid with respect to services performed in the Plan Year beginning on the following January 1.

3.2      Investment Elections.

         (a)      At the time of making the deferral elections described in
Section 3.1, the Committee shall provide each Participant with a list of the types of mutual funds available for hypothetical investment, and the Participant shall designate, on a form provided by the Committee, one or more of such types of funds that his or her account will be deemed to be invested in for purposes of determining the amount of earnings to be credited to that account. The Committee shall, from time to time, in its sole discretion select a commercially available fund or contract for each of such types to constitute the Fund actually selected. The Interest Rate of each such commercially available fund or contract shall be used to determine the amount of earnings to be credited to Participants' Accounts under Article IV.

         In making the designation pursuant to this Section 3.2, the Participant may specify that all or any 10% multiple of his or her Deferral Account be deemed to be invested in one or more of the types of mutual funds offered by the Committee. Effective as of the end of any calendar quarter, a Participant may change the designation made under this Section 3.2 by filing an election, on a form provided by the Committee, at least 30 days prior the end of such quarter. If a Participants fails to elect a type of fund under this Section 3.2, he or she shall be deemed to have elected the Money Market Fund.



         The Company may, but need not, acquire investments corresponding to those designated by the Participants hereunder, and it is not under any obligation to maintain any investment it may make. Any such investments, if made, shall be in the name of the Company, and shall be its sole property in which no Participant shall have any interest.


                                   ARTICLE IV
                                DEFERRAL ACCOUNT

4.1 -    Deferral Account.

         The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("mutual fund subaccounts"), each of which corresponds to a mutual fund or contract elected by the Participant pursuant to
Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

         (a) As of the last day of each month, the committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to Salary deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Salary that the Participants has elected to be deemed to be invested in a certain type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund.

         (b) As of the last day of the month in which the Bonus or partial Bonus would have been paid, the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a certain type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund.

         (c) As of the last day of each month, each mutual fund subaccount of a Participant's Deferral Account shall be credited with earnings in an amount equal to that determined by multiplying the balance credited to such mutual fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.2(b).


                                    ARTICLE V
                                     VESTING

5.1 -    Deferral Account.

         A Participant's Deferral Account shall be 100% vested at all times.




                                   ARTICLE VI
                                  DISTRIBUTIONS

6.1 -    Distribution of Deferred Compensation.

         (a) In the case of a Participant, who either (i) terminates employment with the Company as a result of long-term disability (as defined in the Company's long-term disability plan for executives), or (ii) who establishes a Payment Eligibility Date that occurs after the Participant attains 55 years of age with a minimum of five years of service, the Distributable Amount shall be paid to the Participant (and after his death to his or her beneficiary) in the form of substantially equal quarterly installments over 15 years beginning on his or her Payment Eligibility Date. Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee within 30 days prior to the Effective Date or, if later, within 30 days of the date the Eligible Employee first becomes a Participant:

         (1) a cash lump sum payable on the Participant's Payment Eligibility Date, and

         (2) substantially equal quarterly installments over five or ten years beginning on the Participant's Payment Eligibility Date.

         Notwithstanding the foregoing, a Participant described above may change his or her form of distribution to one of the optional forms listed above provided that his or her election is filed with the Committee at least three years prior to his or Payment Eligibility Date.

         Notwithstanding this subsection, if the Distributable Amount is $10,000 or less, the Distributable Amount shall automatically be distributed in the form of a cash lump sum on the Participant's Payment Eligibility Date. The Participant's Accounts shall continue to be credited monthly with earnings pursuant to Section 4.1 of the Plan until all amounts credited to his or her Accounts under the Plan have been distributed. For all purposes under this Plan, a Participant shall not be considered terminated from employment if the Participant remains employed by a member of the Company's controlled group of corporations (within the meaning of Section 414(b) of the Code), even if such member is not a Company. However, if the Employee is employed by a Company or a member of its controlled group and such entity ceases to be a member of such controlled group as a result of a sale or other corporate reorganization, such sale or other corporate reorganization shall be treated as termination of employment unless immediately following such event and without any break in employment the Participant remains employed by the Company or another corporation which is a member of its controlled group of corporations or the former member of the controlled group assumes liability for the benefits of the Participant.

         (b) In the case of a Participant whose Payment Eligibility Date occurs prior to the date on which the Participant attains age 55 and a minimum of 5 years of service and for reasons other than a long term disability or



death, the Distributable Amount shall be paid to the Participant in the form of a cash lump sum on the Participant's Payment Eligibility Date.

         (c) In the case of a Participant who dies while employed by the Company, the following benefits shall be provided:

                  (1) That portion of the death benefit of any life insurance policy purchased by the Company to insure the life of the Participant (the "Policy") which is equal to two times the Participant's annual Salary at the time the Participant dies shall be paid to Participant's beneficiary under the Policy by the insurance company which issued the Policy. Any such Policy shall be subject to the conditions set forth in a "Split-Dollar Life Insurance Agreement" between the Participant and the Company, pursuant to which the Participant may designate a beneficiary with respect to the portion of the Policy proceeds described in the preceding sentence in the event the Participant dies prior to terminating employment with the Company. The Participant shall have the right to designate and change such beneficiary (which need not be his Beneficiary as determined under Section 1.2 hereof) at any time on a form provided by and filed with the insurance company, and the life insurance proceeds designated in this paragraph (1) shall be paid to such beneficiary.

         The benefit payable pursuant to this paragraph (1) shall be paid only if a Policy has been issued on the Participant's life and is in force at the time of the Participant's death and any such payment shall be subject to all conditions and exceptions set forth in the Policy. A Participant who is entitled to a death benefit pursuant to this paragraph shall not be entitled to any other Company-paid group term life insurance benefits from the Company under this Plan or any other Policy provided by the Company. Notwithstanding any provision of this Plan or any other document to the contrary, the Company shall not have any obligation to pay the Participant or his Beneficiary any amounts described in this Section 6.1(c). Any such amounts shall be payable solely from the proceeds of the Policy, and if no Policy is in force, no payment shall be made. Furthermore, the Company is not obligated to maintain any Policy; and no death benefit shall be payable hereunder if the Company has been notified by the Committee to discontinue the Policy for the Participant. In addition, no Policy shall be allocated to any Account.

                  (2) The Distributable Amount shall be paid to the Participant's Beneficiary in a lump sum.

6.2 -    Early Distributions.

         Participant shall be permitted to elect to withdraw amounts from their Accounts prior to termination of employment with the Company ("Early Distributions"), subject to the following restrictions:

         (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

         (b) The amount of the Early Distribution shall in all cases equal 90% of the Distributable Amount as of the end of the calendar month as of which the distribution is to be made.



         (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

         (d) If a Participant receives an Early Distribution, the remaining balance of his or her Accounts (10% of the Distribution Amount) shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respects to such forfeited amount.

         (e) If a Participant receives an Early Distribution, the following rules will apply for the balance of the Plan Year and for the following Plan
Year: (i) the Participant will be ineligible to Participate in the Plan and (ii) neither the Participant (nor his Beneficiary or Beneficiaries) shall be entitled to death benefits under Section 6.1(c)(1) or (2).

         (f) A Participant will be limited to a maximum of two Early Distributions during all of his periods of Plan Participation.

6.3 -    Unforeseeable Emergency.

         The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of a Participant's Account because of an Unforeseeable Emergency at any time. "Unforeseeable Emergency" shall mean an unforeseeable, severe financial condition resulting from (a) a sudden and unexpected illness or accident of the Participant or his dependent (as defined in Section 152(a) of the Code); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but which may not be relieved through other available resources of the Participant, as determined by the Committee in accordance with uniform rules adopted by it. Distribution pursuant to this subsection of less than the Participant's entire interest in the Plan shall be made pro rata from his assumed investments according to the balances in such investments. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this subsection shall be made as soon as practicable after approval of such request by the Committee.

6.4 -    Inability To Locate Participant.

         In the event that he Committee is unable to locate a Participant or Beneficiary within two years following the Participant's Payment Eligibility Date, the amount allocated to the Participant's Deferral Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.




                                   ARTICLE VII
                                 ADMINISTRATION

7.1 -    Committee.

         A Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

7.2 -    Committee Action.

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent if filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

7.3 -    Powers and Duties of the Committee.

         (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with the terms, shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                  (1) To select the funds or contracts to be the Funds in accordance with Section 3.2(b) hereof;

                  (2) To construe and interpret the terms and provisions of this Plan;

                  (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

                  (4) To maintain all records that may be necessary for the administration of the Plan;

                  (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                  (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and



                  (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

7.4 -    Construction and Interpretation.

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.5 -    Information

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

7.6 -    Compensation, Expenses and Indemnity.

         (a) The members of the Committee shall serve without compensation for their services hereunder.

         (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

         (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

7.7 -    Quarterly Statements.

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Account on a periodic basis at least once with respect to each Plan Year.




                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 -    Unsecured General Creditor.

         Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

8.2 -    Restriction Against Assignment.

         The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.3 -    Withholding.

         There shall be deducted from each payment made under the Plan all taxes which are required to be withheld by the Company in respect to such payment. The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

8.4 -    Amendment, Modification, Suspension or Termination.

         The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Account. In the event that this Plan is terminated, the disposition of the amounts credited to a Participant's Deferral Account shall be at the sole discretion of the Committee.



  8.5 -  Governing Law.

         This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

  8.6 -  Receipt or Release.

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

  8.7 -  Payments on Behalf of Persons Under Incapacity.

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

  8.8 -  No Employment Rights

         Neither participation in this Plan nor coverage under any Policy shall confer upon any person any right to be employed by the Company nor any other right not expressly provided hereunder, under the Policy or under the Split-Dollar Life Insurance Agreement executed in connection therewith.

  8.9 -  Headings, etc.  Not Part of Agreement.

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this ____________ day of ______________, 1995.

                                          WILLIAMS-SONOMA, INC.

                                          By __________________________________

                                          By __________________________________

                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

         This Agreement is entered into as of __________, 19__ by and between Williams-Sonoma, Inc., (the "Company") and __________________ ("Employee") in reference to the following facts:

         1.       Employee is a valued employee of Williams-Sonoma, Inc.

         2. The Company has simultaneously with the execution of this Agreement caused the AETNA Life Insurance and Annuity Company (the "Insurance Company") to issue policy number __________________ (the "Policy") on the life of Employee. The first annual premium has been paid by the Company as of the date of this Agreement.

         3. The Policy is issued in conjunction with the Employee becoming a Participant in the Williams-Sonoma, Inc. Executive Deferral Plan (the "Plan") and in order to provide to the beneficiaries of the Employee the death benefit described in Section 6.1(c)(1) of the Plan. Capitalized terms not defined herein are defined in accordance with the Plan.

         4. For purposes of this Agreement, the Company and its subsidiaries which have adopted the Plan shall constitute the "Employer." For this purpose, a subsidiary is a corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code")) of which the Company is a member. If Employee is employed by a corporation which, as a result of a sale or other corporate reorganization, ceases to be a member of such controlled group, such sale or other corporate reorganization shall be treated as a termination of Employee by Employer unless immediately following the event and without any break in employment the Employee remains employed by the Company or another corporation which is a member of its controlled group of corporations that has adopted the Plan or the former member of the controlled group assumes liability for Participant's benefits under the Plan.

         NOW THEREFORE, in consideration of the facts set forth above and the various promises and covenants set forth below, the parties to this Agreement agree as follows:

1.       Ownership of Policy.

         The Employee acknowledges that the Company is the owner of the Policy and is entitled to exercise all of its ownership rights granted by the terms of the Policy, except to the extent that the power of the Company to exercise those rights is specifically limited by this Agreement. Except as so limited, it is the expressed intention of the parties to reserve to the Company (as directed by the Committee) all rights in and to the Policy granted to its owner by the terms thereof. Employee acknowledges that the Company is not obligated to maintain the Policy.

2.       Premium payments.

         Subject to Section 5, so long as the Policy remains in force and Employee is employed by the Employer, the Company agrees to pay an annual premium on the Policy on or before the last day of each "policy year" (as such term is used in the Policy) in an amount equal to the "cost of insurance" (as defined in the Policy) needed to fund the Employee's death benefit described in
Section 3 below. In addition, the Company may pay as an additional premium under the policy in any policy year an amount equal to all or part of the Compensation deferred by Employee under the Plan during the pay periods ending during such policy year.

3.       Death of Employee while employed by Employer.



         (a) Subject to this Section 3 and Section 5, Employee's designated beneficiary shall be entitled to receive as a death benefit an amount equal to the amount set forth in Section 6(c)(1) of the Plan, as amended in the sole discretion of the Company (but not in excess of the total proceeds under the Policy). As of the date hereof, the death benefit equals two times the Salary in effect at the time the Participant dies.

The amount described in the preceding sentence shall be paid solely from the proceeds of the Policy; to the extent that the death benefit under the policy exceeds the amount payable to Employee's beneficiary, the balance of the death benefit shall be payable to the Company; to the extent the death benefit under the Policy is less than the amount payable to Employee's beneficiary, the amount payable to Employee's beneficiary shall be limited to the total death benefit payable from the Policy. The designation of beneficiaries under the Policy shall be in accordance with this Section.

         (b) Employee agrees that, during the period of this Agreement, Employee will obtain and provide to the Company and/or the Insurance Company the written consent of the spouse of the Employee, in the form attached hereto as Exhibit B, to any designation by Employee of anyone other than the Employee's spouse as the beneficiary to receive the benefits under this Section 3.

         (c) Employee acknowledges and agrees that if a death benefit is payable pursuant to Section 6.1(c)(1) of the Plan, Employee's beneficiaries shall not be entitled to any other group term life insurance benefits from the Company under this Plan or any other policy provided by the Company.

         (d) Employee acknowledges that the Company is not obligated to maintain the Policy. Employee also acknowledges that no death benefit hereunder (or under the Policy or Section 6.1(c)(1) of the Plan) is payable under the circumstances set forth in Section 5.

4.       Policy Beneficiary Designation.

         Subject to Section 5, the rights to designate and change the beneficiary (and any settlement options) of the Policy are reserved to the Employee and the Company with respect to their respective shares of the Policy death proceeds as determined in Section 3(a) of this Agreement. Employee's beneficiary designation and incorporation of the amount of his or her share of the Policy death proceeds by reference, shall be recorded on the appropriate forms provided by the Insurance Company as an endorsement to the Policy as provided in Exhibit A to this Agreement. The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof. The Company shall not terminate, alter or amend such designation or election of the Employee without the express written consent of the Employee.

5.       Termination of Employee's Rights.

         If (1) the employment of Employee with Employer is terminated for a reason other than death, (2) the Committee discontinues the Policy (which the Committee may do for any reason), or (3) the Participant is not entitled to a death benefit because he has taken an early distribution under Section 6.2 of the Plan, then (a) neither Employee nor his beneficiaries shall have any rights with respect to the Policy or benefits under the Policy and (b) nor the Company shall have any obligation to pay any premiums on the Policy. Any death benefits payable thereafter shall be payable to the Company, until such time, if any, that Employee again becomes eligible to receive a death benefit under Section 6.1(c)(1) of the Plan and has entered into another split-dollar life insurance agreement. Employee agrees to execute any and all documents which the Company deems necessary to provide that Employee is not a beneficiary of the Policy.

6.       No Limitation on Company's Rights in Policy.

         The Company (as directed by the Committee) may sell, assign, transfer, surrender, pledge or cancel the



Policy or borrow or withdraw the proceeds of the Policy without, in any such case, the consent of the Employee.

7.       Tax Withholding.

         It is recognized by the parties that the rights of Employee in the Policy (as modified by the Agreement) may cause Employee to be treated under certain circumstances as in receipt of gross income. These circumstances may also impose upon the Company an obligation to deduct and withhold federal, state or local taxes. Unless Employee otherwise provides the Company the amounts it is required to withhold, Company may withhold from other compensation due Employee an amount which is equal to the amount of any federal, state or local taxes required to be withheld.

8.       Amendment and Termination of Agreement.

         Except as provided below or in a written instrument signed by the Company, and Employee, this Agreement may not be canceled, amended, altered, or modified. The termination of this Agreement shall be the date of the earliest to occur of any of the following:

         (a) Employee's termination of employment with Employer for any reason other than death.

         (b) The death of Employee while employed by Employer, provided that the Insurance Company shall pay the death benefit to Employee's designated beneficiary in accordance with this Agreement.

         (c) The termination of the Plan by the Company or an amendment to the Plan by the Company which eliminates the death benefit set forth in Section 6.1(c)(1) of the Plan. Employee acknowledges that the Company has complete discretion to so terminate the Plan or eliminate or reduce the death benefit set forth in Section 6.1(c)(1) of the Plan.

9.       Notice under Agreement.

         Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, signed by the party giving or making it, and may be given either by delivering it to such other party personally or by mailing it, by United States Certified mail, postage prepaid, to such party, addressed to its last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent, or demand.

10.      Binding Agreement.

         This Agreement shall bind the parties hereto and their respective successors, heirs, executor, administrators, and transferees, and any Policy beneficiary.

11.      No Employment Rights

         Neither execution of this Agreement, participation in the Plan, nor coverage under any Policy shall confer upon Employee any right to employment with the Company or any other right not expressly provided under the Agreement, the Plan, or the Policy.

12.      Controlling Law.

         To the extent not governed by federal law, this Agreement and the right to the parties hereunder shall be controlled by the laws of the State of California.



13.      Execution of Documents.

         The Company and Employee agree to execute any and all documents necessary to effectuate the terms of this Agreement.

                                       WILLIAMS-SONOMA, INC.


                                       By: _____________________________________

                                       Its: ____________________________________


                                       EMPLOYEE


                                       _________________________________________


                                       19